Exhibit 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Guilford Mills, Inc. (the "Company") (which relates to the registration of 100,000 shares of common stock under the Company's Non-Employee Director Stock Plan) of our reports dated November 11, 1999, included in and incorporated by reference in the Company's Form 10-K for the year ended October 3, 1999.




                                                       ARTHUR ANDERSEN LLP


Greensboro, North Carolina
  May 11, 2000